UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3184303
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1600 Seaport Blvd, Suite 550, North Building, Redwood City, CA 94063

(Address of Principal Executive Offices)

Amended and Restated 2006 Equity Incentive Plan

(Full Title of the Plans)

Shin-Yuan Tzou
Chief Financial Officer
BroadVision, Inc.
1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063
(650) 331-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kenneth L. Guernsey
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See thee definitions of "large accelerated filer,""accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☑ Non-accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Amended and Restated 2006 Equity Incentive Plan	294,807	$12.81	$3,776,478	$210.73
Total	294,807	$12.81	$3,776,478	$210.73

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this registration statement shall also cover any additional shares of Common Stock issuable under the registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) by reason of any stock splits, stock dividends, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase or decrease in the number of outstanding shares of the registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ Global Market® on May 4, 2009.

EXPLANATORY NOTE

    This registration statement on Form S-8 is being filed for the purpose of registering 294,807 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s Amended and Restated 2006 Equity Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2006 (No. 333-138461) relating to the registrant’s Amended and Restated 2006 Equity Incentive Plan are hereby incorporated herein by reference.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley Godward Kronish, LLP.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish, LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Amended and Restated 2006 Equity Incentive Plan.

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UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b)
That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 8th day of May, 2009.

BroadVision, Inc.
By:	/s/Shin-Yuan Tzou
Shin-Yuan Tzou
Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen as his or her attorney-in-fact, with full power of substitution, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pehong Chen Pehong Chen	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)	May 8, 2009

/s/ Shin-Yuan Tzou Shin-Yuan Tzou	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2009

/s/ James D. Dixon James D. Dixon	Director	May 8, 2009

/s/ Robert Lee Robert Lee	Director	May 8, 2009

/s/ François Stieger	Director	May 8, 2009
François Stieger

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EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Cooley Godward Kronish, LLP.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish, LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Amended and Restated 2006 Equity Incentive Plan.

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